Exhibit 21.1

                                SEACOR SMIT INC.
                    LIST OF SUBSIDIARIES AT DECEMBER 31, 1997

                                                         Jurisdiction of
                                                          Incorporation
                                                          -------------

  Sea-Aker L.L.C.                                          Louisiana
  Arthur Levy Enterprises, Inc.                            Louisiana
  Cameron Boat Rentals, Inc.                               Louisiana
  Glady's McCall, Inc.                                     Louisiana
  Gulf Marine Transportation, Inc.                         Louisiana
  McCall Marine Services, Inc.                             Louisiana
  Cameron Crews, Inc.                                      Louisiana
  Philip A. McCall, Inc.                                   Louisiana
  McCall Boat Rentals, Inc.                                Louisiana
  Carroll McCall, Inc.                                     Louisiana
  McCall Crewboats, L.L.C.                                 Louisiana
  McCall Enterprises, Inc.                                 Louisiana
  SEACOR Marine (Nigeria) Inc.                             Louisiana
  SEAMAC Offshore L.L.C.                                   Louisiana
  McCall Support Vessels, Inc.                             Louisiana
  O'Brien's Oil Pollution Services, Inc.                   Louisiana
  SEACOR Marine (Mexico) Inc.                              Louisiana
  SEACOR Ocean Support Services Inc.                       Louisiana
  SEACOR Ocean Lines Inc.                                  Louisiana
  Galaxie Offshore Inc.                                    Louisiana
  SEACOR Supply Ships Associates Inc.                      Louisiana
  N.F. McCall Crews, Inc.                                  Louisiana
  SEACOR Marine International Inc.                         Delaware
  SEACOR Capital Corporation                               Delaware
  SEACOR Deepwater 1, Inc.                                 Delaware
  SEACOR Deepwater 2, Inc.                                 Delaware
  SEACOR Deepwater 3, Inc.                                 Delaware
  VEESEA Holdings Inc.                                     Delaware
  Storm Shipping Inc.                                      Delaware
  Gem Shipping Inc.                                        Delaware
  SEACOR-SMIT Offshore (International) Inc.                Delaware
  SEACOR-SMIT Offshore I Inc.                              Delaware
  National Response Corporation                            Delaware
  National Response Corporation of Puerto Rico             Delaware
  NRC Services, Inc.                                       Delaware
  CRN Holdings Inc.                                        Delaware
  International Response Corporation                       Delaware
  OSRV Holdings, Inc.                                      Delaware
  Vision Offshore, Inc.                                    Delaware
  SEACOR Vision L.L.C.                                     Delaware
  ERST/O'Brien's, Inc.                                     Delaware
  ERST, Inc.                                               Delaware
  SEACOR Offshore Rigs Inc.                                Delaware
  Chiles Offshore L.L.C.                                   Delaware
  SEACOR Management Services Inc.                          Delaware
  SEACOR Offshore Inc.                                     Delaware
  Acadian Supply Ships Inc.                                Delaware
  SEACOR Worldwide Inc.                                    Delaware
  SMIT Holdings Inc.                                       Delaware
  Graham Marine Inc.                                       Delaware
  Graham Offshore Inc.                                     Delaware
  Graham Boats Inc.                                        Delaware
  SEACOR Marine Inc.                                       Delaware
  SEACOR Ocean Boats Inc.                                  Delaware

  Anna Offshore Inc.                                       Alabama
  SEACOR Marine (Bahamas) Inc.                             Bahamas
  SEAFISH Ltd.                                             Bahamas
  SEACOR-SMIT Offshore (Worldwide) Ltd.                    Bahamas
  SEACOR-SMIT Offshore (International) Ltd.                Bahamas
  SEACOR Marine (Europe) B.V.                              Netherlands
  SEACOR-SMIT Offshore I B.V.                              Netherlands
  SEACOR-SMIT Offshore II B.V.                             Netherlands
  SEACOR-SMIT Holdings B.V.                                Netherlands
  SEACOR Marine (Asia) Pte. Ltd.                           Singapore
  Gem Shipping Ltd.                                        Cayman Islands
  SEACOR Marine (UK) Ltd.                                  United Kingdom
  Vector-Seacor Ltd.                                       United Kingdom
  Feronia International Shipping S.A.                      France
  SEACOR Marine (Isle of Man)                              Isle of Man
  SEACOR Marine (Middle East)                              United Arab Emirates
  SEACOR Offshore Investments Ltd.                         Bahamas

                                SEACOR SMIT INC.
                   50% OR LESS COMPANIES AT DECEMBER 31, 1997

                                                         Jurisdiction of
                                                         Incorporation
                                                         -------------

West Africa Offshore LTD.                                    Nigeria
Maritime Mexicana, S.A. de C.V.                              Mexico
Seamex International Ltd.                                    Liberia
Energy Logistics, Inc.                                       Delaware
Clean Pacific Alliance, L.L.C.                               Nevada
Supplylink UK Ltd.                                           United Kingdom
Supplylink International B.V.                                Netherlands
Minvest S.A.                                                 Argentina
Smit-Lloyd Mainport Ltd.                                     Ireland
South Atlantic Offshore Services S.A.                        Panama
Red Dragon Marine Services Ltd.                              China
SMIT Swire Shilbaya Egypt Ltd.                               Egypt
Smit Lloyd Matsas (Hellas)                                   Greece
Seacor-Smit (Aquitaine) Ltd.                                 Bahamas
Ultragas Smit-Lloyd Ltda.                                    Chile
Patagonia Offshore Services SA                               Argentina
Octo Marine Limited                                          Isle of Man
Sarost S.A.                                                  Tunisia